SEABOARD CORPORATION


EXECUTIVE RETIREMENT PLAN
AMENDED AND RESTATED JANUARY 1, 1997


SEABOARD CORPORATION


EXECUTIVE RETIREMENT PLAN


TABLE OF CONTENTS

PURPOSE AND BACKGROUND...............................................1

DEFINITIONS..........................................................2
2.1     Actuarial Equivalent.........................................2
2.2     Actuarial Value..............................................2
2.3     Beneficiary..................................................2
2.4     Benefit Accrual Service......................................2
2.5     Benefit Commencement Date....................................2
2.6     Board........................................................2
2.7     Committee....................................................2
2.8     Company......................................................2
2.9     Disability Retirement Date...................................2
2.10    Early Retirement Date........................................2
2.11    Earnings.....................................................3
2.12    Eligible Spouse..............................................3
2.13    ERISA........................................................3
2.14    Final Average Earnings.......................................3
2.15    Internal Revenue Code........................................3
2.16    Late Retirement Date.........................................3
2.17    Normal Retirement Date.......................................3
2.18    Participant..................................................3
2.19    Plan Administrator...........................................3
2.20    Plan Year....................................................3
2.21    Termination Date.............................................3
2.22    Vesting Service..............................................3

PARTICIPATION........................................................5
3.1     Eligibility for Participation................................5
3.2     Participation not Contract of Employment.....................5

RETIREMENT BENEFITS..................................................6
4.1     Accrued Benefit..............................................6
4.2     Early Retirement Benefit.....................................7

PAYMENT OF BENEFITS..................................................8
5.1     Fully Vested Benefits........................................8
5.2     Forfeitures..................................................8
5.3     Form of Payment..............................................8
5.4     Designation of Beneficiaries................................10

WITHHOLDING OF TAXES................................................12
6.1     Tax Withholding.............................................12

PLAN ADMINISTRATOR..................................................13
7.1     Membership and Authority....................................13
7.2     Delegation..................................................13
7.3     Information to be Furnished.................................13
7.4     Plan Administrator's Decision Final.........................13
7.5     Remuneration and Expenses...................................13
7.6     Indemnification of Committee Member.........................14
7.7     Resignation or Removal of Committee Member..................14
7.8     Appointment of Successor Committee Members..................14
7.9     Interested Committee Member.................................14

CLAIMS PROCEDURE....................................................15
8.1     Claim.......................................................15
8.2     Denial of Claim.............................................15
8.3     Review of Claim.............................................15
8.4     Final Decision..............................................15

AMENDMENTS OF THE PLAN..............................................16
9.1     Board.......................................................16

PERMANENCY OF THE PLAN..............................................17
10.1    Termination of Plan.........................................17

MISCELLANEOUS.......................................................18
11.1    Captions....................................................18
11.2    Company Action..............................................18
11.3    Company Records.............................................18
11.4    Evidence....................................................18
11.5    Gender and Number...........................................18
11.6    Governing Law...............................................18
11.7    Nonassignability............................................18
11.8    Participant Cooperation.....................................18
11.9    Successors..................................................18
11.10   Unfunded Plan...............................................19
11.11   Unsecured General Creditor..................................19
11.12   Validity....................................................19
11.13   Waiver of Notice............................................19

ADDENDUM A - PARTICIPATING EMPLOYERS................................20
ADDENDUM B - PARTICIPANTS...........................................21
ADDENDUM C - SEABOARD FARMS CHANGES.................................23
ADDENDUM D - PRE-1997 FROZEN BENEFITS...............................24
ADDENDUM E - PRE-1997 NONVESTED BENEFITS............................25



SEABOARD CORPORATION

EXECUTIVE RETIREMENT PLAN


ARTICLE I


PURPOSE AND BACKGROUND


Seaboard Corporation adopted the Seaboard Corporation Executive
Retirement Plan (the "Plan") effective January 1, 1994. Seaboard Farms ("Seaboard Farms") adopted the Seaboard Farms Executive Retirement Plan (the "Seaboard Farms Plan") effective January 1, 1994.

Effective January 1, 1997, the Seaboard Farms Plan merged into the Plan. Also effective January 1, 1997, the Plan is hereby restated and amended in its entirety.

The purpose of the Plan is to provide a certain level of retirement income for a select group of management or highly compensated employees (and their beneficiaries) of Seaboard Corporation and certain affiliated companies. It is intended that the Plan will aid in retaining and attracting employees by providing such individuals with these benefits.

ARTICLE II

DEFINITIONS

For the purpose of this Plan, the following words and phrases shall have the meaning indicated, unless the context clearly indicates otherwise:

2.1 Actuarial Equivalent shall have the same meaning as such term has in the Seaboard Corporation Pension Plan.

2.2 Actuarial Value shall have the same meaning as such term has in the Seaboard Corporation Pension Plan.

2.3 Beneficiary means the person, persons, or entity designated by the Participant as provided in Section 5.4 of the Plan, to receive any Accrued Benefit after the Participant's death.

2.4 Benefit Accrual Service shall be equal to Years of Accrual Service as provided in the Seaboard Corporation Pension Plan, except that:

        (a) one full year of Benefit Accrual Service shall be earned in the Plan Year in which the Participant begins participation in the Plan (or began Participation in the Seaboard Farms
        Plan) regardless of the number of hours of service such Participant is credited with during such Plan Year; and

        (b) no Benefit Accrual Service shall be taken into account prior to the later of:

        (i)    the Participant's entry into the Plan; or
        (ii)   January 1, 1997

2.5 Benefit Commencement Date shall mean the first day of the month on or next following the Participant's Normal Retirement Date, Late
Retirement Date, Disability Retirement Date, Early Retirement Date or the Participant's date of death, whichever is applicable.

2.6     Board means the Board of Directors of the Seaboard Corporation.

2.7 Committee means the committee appointed to administer this Plan pursuant to Article VII.

2.8 Company shall refer to Seaboard Corporation, a Delaware corporation, or any of its subsidiaries or affiliates set forth on Addendum A attached hereto or any successors to the business thereof.

2.9 Disability Retirement Date means the date the Participant is retired from the employ of the Company because of disability, irrespective of his or her age. A Participant will be considered disabled for purposes of the Plan if the Participant is entitled to a Disability Retirement Pension under the Seaboard Corporation Pension Plan.

2.10 Early Retirement Date shall have the same meaning as such term has in the Seaboard Corporation Pension Plan.

2.11 Earnings shall mean the total salary and bonus received by the Participant from the Company for the Participant's services during the Plan Year. Earnings shall include the amount of any elective deferrals made by the Participant in such Plan Year pursuant to any plan if such amount is not includable in gross income under Code Section 125 or 401(k).

2.12 Eligible Spouse means the spouse of a Participant to whom the Participant was married at the time of the annuity starting date or the date of the Participant's death. The length of the marriage prior to either of such dates shall not be taken into consideration.

2.13 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. This Plan, a non-qualified deferred compensation plan, is not intended to be subject to ERISA except for the limited reporting and disclosure requirements established by the Department of Labor.

2.14 Final Average Earnings shall have the same meaning as such term has in the Seaboard Corporation Pension Plan.

2.15 Internal Revenue Code or Code shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any Section of the Internal Revenue Code shall include any successor provision thereto.

2.16 Late Retirement Date means the first day of the calendar month coinciding with or next following the date the Participant actually retires after his Normal Retirement Date.

2.17 Normal Retirement Date means the first day of the calendar month coinciding with or next following the date the Participant attains age sixty-two (62).

2.18 Participant shall mean any individual who is participating in the Plan as provided in Article III.

2.19 Plan Administrator shall mean the Company. The Company has the right to designate a Committee to serve in this capacity.

2.20 Plan Year shall be the 12 month period beginning January 1 and ending December 31.

2.21 Termination Date means the Participant's date of Normal Retirement, Late Retirement, Early Retirement, Disability Retirement, termination or death, as applicable to such Participant. Solely for purposes herein, it shall also refer to any date upon which this Plan is terminated or Participation hereunder is terminated, regardless of whether the Participant actually leaves the employ of the Company.

2.22    Vesting Service shall mean the following:

        (a) For those Participants who entered the Plan prior to January 1, 1997, each whole or partial Plan Year during which a Participant is employed by the Company and during which the Participant completes at least 1,000 hours of service with the Company. However, one full year of Vesting Service shall be earned during the Plan Year in which the Participant begins employment with the Company regardless of the number of hours of service such Participant is credited with during such Plan Year; or

        (b) For those Participants who entered the Plan on January 1, 1997 or later, each whole or partial Plan Year during which a Participant is participating in the Plan and during which the Participant completes at least 1,000 hours of service with the Company. However, one full year of Vesting Service shall be earned during the Plan Year in which the Participant begins participation in the Plan regardless of the number of hours of service such Participant is credited with during such Plan Year.


ARTICLE III

PARTICIPATION


3.1 Eligibility for Participation. All employees participating in the Plan or the Seaboard Farms Plan, prior to January 1, 1997 shall continue to participate in the Plan. For all employees who were not Participants in the Plan or the Seaboard Farms Plan prior to January 1, 1997, eligibility to participate in the Plan is designated by the President or Executive Vice President of the Company or Seaboard Corporation effective as of the date specified by the President or Executive Vice President. Eligibility does not guarantee any Participant the right to receive any benefit hereunder or to continued participation hereunder. (See Addendum B for employees that are eligible to participate in the Plan.)

3.2 Participation not Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any Participant the right to continue in the employ of the Company or to provide services thereto or shall interfere in any way with the right of the Company to terminate the employment of the Participant or give any right or claim to any benefit under the terms of the Plan unless such right or claim is specifically vested under the terms of the Plan.

ARTICLE IV

RETIREMENT BENEFITS


4.1     Accrued Benefit.

        (a) Participants in the Plan Prior to 1997.   For those
        Participants who entered the Plan prior to January 1, 1997, their Accrued Benefit shall be equal to 2.5% times Final Average Earnings times Benefit Accrual Service, reduced by the Seaboard Corporation Pension Plan offset (see 4.1(c) below). For those Participants who entered the Plan prior to January 1, 1997 and who are employed with Seaboard Farms, their Accrued Benefit shall be equal to 1.55% times Final Average Earnings times Benefit Accrual Service reduced by the Seaboard Corporation Pension Plan offset (see 4.1(c) below). However, effective January 1, 1997, the following Seaboard Farms participants stated in Addendum C will have their percentage changed in the benefit formula from 1.55% to 2.5%.

        This Section 4.1(a) shall only be applicable to the Accrued Benefit these Participants earn after December 31, 1996. The Accrued Benefit these Participants earned prior to January 1, 1997, shall continue to be determined by the provisions of the Plan prior to its restatement or the Seaboard Farms Plan, respectively.

        The Participants stated in Addendum D, shall have their Accrued Benefit earned prior to January 1, 1997 frozen. The benefits determined in this Section 4.1(a) will be added to the December 31, 1996 frozen accrued benefits as stated in Addendum D. Upon becoming vested, the Participants stated in Addendum E shall have the benefits they earned from 1994 through 1996 paid to them as stated in Section 5.3(h).

        (b) Participants Entering the Plan in 1997 and Later. For those Participants who enter the Plan on or after January 1, 1997, the following is their Accrued Benefit:

           (1) For Participants with less than 10 years of Vesting Service at their Early Retirement Date, Disability Retirement Date, termination, or death, their Accrued Benefit shall be equal to 2.0% times Final Average Earnings times Benefit Accrual Service, reduced by the Seaboard Corporation Pension Plan offset (see 4.1(c) below).

           (2) For Participants with at least 10 years of Vesting Service at their Early Retirement Date, Disability Retirement Date, termination, or death, or who have reached their Normal Retirement Date, their Accrued Benefit shall be equal to 2.5% times Final Average Earnings times Benefit Accrual Service, reduced by their Accrued Benefit under the Seaboard Corporation Pension Plan offset (see 4.1(c) below).

        (c) Seaboard Corporation Pension Plan Offset. For purposes of Section 4.1 of the Plan, the Seaboard Corporation Pension Plan offset shall be equal to the Participant's Accrued Benefit under the Seaboard Corporation Pension Plan, with the exception that in determining the Accrued Benefit under the Seaboard Corporation Pension Plan, Years of Accrual Service, as that term is defined in the Seaboard Corporation Pension Plan, shall be calculated beginning with the later of the Participant's entry into the Plan or January 1, 1997 and without taking into account the 35 year service limit.

4.2 Early Retirement Benefit. Participants may be eligible for an Early Retirement Benefit which shall equal the Participant's Accrued Benefit as determined under Section 4.1 of this Plan, reduced by 4% for each year by which the Participant's Early Retirement Date precedes the Participant's Normal Retirement Date.



ARTICLE V

PAYMENT OF BENEFITS


5.1 Fully Vested Benefits. Participants shall be fully vested in their Accrued Benefit at the earlier of the:

        (a) Attainment of their Normal Retirement Date, Disability Retirement Date or death if the Participant has a surviving Eligible Spouse; or

        (b)     Completion of five years of Vesting Service; or

        (c) Upon a partial plan termination in the Seaboard Corporation Pension Plan.

5.2 Forfeitures Upon termination of employment, except for terminations under Section 5.1, all non-vested benefits shall be forfeited.

5.3.    Form of Payment.

        (a) Automatic Form for Married Participants: If a Participant is married on the date his Pension payments commence, then subject to the provisions of this Section 5.3(d), his Pension shall be paid in the form of a 50 percent joint and survivor pension. Under this joint and survivor pension, a monthly annuity shall be paid to the Participant for his lifetime, and his Eligible Spouse, if surviving at the Participant's death, shall be entitled to receive thereafter a lifetime annuity in a monthly amount equal to 50 percent of the monthly amount which had been payable to the Participant. The amount payable to the Participant shall be determined so that the aggregate of the Pension payments expected to be made to the Participant and his Eligible Spouse shall be the Actuarial Equivalent of the Accrued Benefit determined under Section 4.1.

        (b) Automatic Form for Unmarried Participants: If a Participant is not married on the date his Pension payments commence, then unless he elects an optional form of benefit under Section
        5.3(c) his Accrued Benefit will be paid in the form of a single life annuity which shall be the Actuarial Equivalent of the Accrued Benefit determined under Section 4.1.

        (c) Optional Forms of Benefit:  Subject to the requirements of
        Section 5.3(d), a Participant can elect that his Pension be paid in one of the following forms in lieu of the form otherwise specified in Section 5.3(a) or Section 5.3(b)
        (whichever applicable):

           (1) A married Participant may elect to receive his Accrued Benefit in the form of a joint and survivor pension, with a life annuity payable for the life of the Participant and with a survivor annuity payable for the remaining life of the Participant's Eligible Spouse, which survivor annuity is either 75 percent or 100 percent of the annuity payable during the Participant's life.

           (2) A married or unmarried Participant may elect to receive his Accrued Benefit in the form of a single life annuity.

           (3) A married or unmarried Participant may elect to receive his Accrued Benefit in the form a single life annuity, with a term certain of 10 years guaranteed.

           (4) A married or unmarried Participant may elect to receive his Accrued Benefit in the form of a lump sum if the monthly benefit the Participant would otherwise receive under Section 5.3(a) or Section 5.3(b) (whichever is applicable) would be less than $75.00. Any lump sum distribution shall be paid as soon as administratively feasible after the Participant terminates employment.

        Benefits paid under any of the foregoing options will be the Actuarial Equivalent of the Participant's Accrued Benefit determined under Section 4.1.

        (d) Election Not to Take the 50 Percent Joint and Survivor Pension: A Participant may make an election to waive payment in the form of a 50 percent joint and survivor pension under Section 5.3(a) at any time during the election period. In the case of an election to waive the 50 percent joint and survivor pension, the applicable election period shall be the 90-day period ending on the Benefit Commencement Date. A Participant may revoke any election under this Section 5.3(d) and thereafter may make a new election at any time within the election period.

        Not earlier than 90 days, but not later than 30 days, before a married Participant's annuity starting date, the Committee shall furnish to the Participant a written general description of the 50 percent joint and survivor pension, the circumstances under which the Plan will provide the 50 percent joint and survivor pension, the material features of and the relative values of the optional forms of benefit, the availability of the election to waive the 50 percent joint and survivor pension, the rights of the Participant's Eligible Spouse, the right to revoke such an election and the effect of such revocation. A Participant's waiver election is not valid unless the Participant makes the waiver election within the election period and the Participant's Eligible Spouse has consented in writing to the waiver election, such election designates a beneficiary or a form of benefits which may not be changed without the consent of the Eligible Spouse (or the consent of the Eligible Spouse expressly permits designations by the Participant without any requirement of further consent by the Eligible Spouse), the Eligible Spouse's consent acknowledges the effect of the election, and a notary public or a member of the Committee witnesses the Eligible Spouse's consent. The Participant's Eligible Spouse's consent to a waiver of the joint and survivor pension shall be irrevocable. The Committee may accept as valid a waiver election which does not satisfy the spousal consent requirements hereunder if the Committee establishes that the Participant does not have an Eligible Spouse, the Committee is not able to locate the Participant's Eligible Spouse, or other circumstances exist under which the Secretary of the Treasury will excuse the consent requirement.

        (d) Other Death Benefit: Upon the death after the Benefit Commencement Date of a Participant who has a nonforfeitable Accrued Benefit, his beneficiary, if any, under the applicable benefit payment form shall receive the benefits under such form.

        (e) Death Before Benefit Commencement Date: A Participant who dies before the Benefit Commencement Date and who is survived by an Eligible Spouse shall have his death benefit paid to his surviving Eligible Spouse in the form of a pre-retirement survivor annuity. In the case of a Participant who dies after the earliest retirement date under the Plan, the annuity payments paid to the Eligible Spouse shall be equal to the amount which would be payable to the Eligible Spouse had the Participant retired on the day before the Participant's date of death and elected to receive his Pension in the form of a 100 percent joint and survivor annuity. In the case of a Participant who dies on or before the earliest retirement date under the Plan, the annuity payments paid to the Eligible Spouse shall be the amount which would be payable to the Eligible Spouse had the Participant separated from service on the date of his death, survived to the earliest retirement date under the Plan, elected to receive his Accrued Benefit in the form of a 100 percent joint and survivor annuity at his earliest retirement date, and died on the day after the day on which the Participant would have attained the earliest retirement date under the Plan. The "earliest retirement date under the Plan" is the earliest date on which the Plan permits the Participant to elect to receive his Accrued Benefit.

        The Participant's Eligible Spouse may direct that payment of the pre-retirement survivor annuity commence in the month in which the Participant would have attained the earliest retirement date under the Plan. If the Eligible Spouse does not so direct, payment of such benefit will commence at the time the Participant would have attained his Normal Retirement Age. If commencement of payment of the pre-retirement survivor annuity is on a date other than the later of the day after the Participant's earliest retirement date under the Plan or the date of the Participant's death, then the annuity amount payable to the Eligible Spouse shall be the amount which would be payable to the Eligible Spouse had the Participant separated from service on the date of his death, survived to this date, elected to receive his Accrued Benefit in the form of a 100 percent joint and survivor annuity, and died on the day after this date.

        (g) Mandatory Lump Sum Payment: If the Actuarial Value of a Participant's nonforfeitable Accrued Benefit or a Participant's Eligible Spouse pre-retirement survivor annuity is $5,000 or less at the time of the termination of the Participant's employment, the Committee shall direct that as soon as administratively feasible after the Participant terminates employment such Accrued Benefit be paid in the form of a lump sum cash payment; provided, however, that no lump sum cash payment shall be made hereunder after the Benefit Commencement Date unless the Participant and the Participant's Eligible Spouse, if any, consent thereto in writing. For purposes of this Section 5.3(g), if the Actuarial Value of a Participant's nonforfeitable Accrued Benefit exceeds $5,000 at the time of any distribution, the Actuarial Value of such nonforfeitable Accrued Benefit at any subsequent time shall be deemed to exceed $5,000. For purposes of Section 5.3(g), Actuarial Value has the same meaning such term has in the Seaboard Corporation Pension Plan.

        (h)     Participants Entering the Plan Prior to 1997:  This Section
        5.3 shall only be applicable to the Accrued Benefit these Participants earn after December 31, 1996. The form of payment for the Accrued Benefit these Participants earned prior to January 1, 1997, shall be determined by the provisions of the Plan prior to its restatement or the Seaboard Farms Plan, respectively.

5.4 Designation of Beneficiaries. Each Participant from time to time, by signing a form furnished by the Plan Administrator, may designate any person or persons (who may be designated concurrently, contingently or successively) to whom his or her benefits under the Plan are to be paid if he or she dies before the Participant receives all such benefits. A Beneficiary designation form will be effective only when the form is filed in writing with the Plan Administrator while the Participant is alive and will cancel all Beneficiary designation forms previously signed and filed by the Participant. A designation of a beneficiary other than the Eligible Spouse must be consented to in writing by the Eligible Spouse.

If a Participant fails to designate a Beneficiary before his or her death as provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant, the Plan Administrator, in its discretion, may direct the Trustee to make distribution of the Participant's benefits as follows:

        (a)     First, to the Participant's Eligible Spouse,

        (b)     Then, if there is no Eligible Spouse,

           (i) To or for the benefit of any one or more of his or her relatives by adoption, blood or marriage, and in such proportions as the Plan Administrator determines; or

           (ii) To the legal representative or representatives of the estate of the last to die of the Participant and his or her designated beneficiary.

ARTICLE VI

WITHHOLDING OF TAXES


6.1 Tax Withholding. The Company shall have the right to retain and withhold from payment of the vested portion of any distribution, the amount of taxes required by any government to be withheld or otherwise be deducted and paid with respect to such payment.




ARTICLE VII

PLAN ADMINISTRATOR


7.1 Membership and Authority. The Committee shall consist of the Vice President of Human Resources and others as he may appoint. Except as otherwise specifically provided for in this Article VII, in controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without meeting, and the Plan Administrator, or the Committee, whichever is applicable, shall have the following powers, rights and duties in addition to those vested in it elsewhere in the
Plan:

        (a) To adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan.

        (b) To enforce the Plan in accordance with its terms and with such applicable rules and regulations as may be adopted.

        (c) To determine all questions arising under the Plan, including the power to determine the rights or eligibility of employees or Participants and their Beneficiaries and their respective benefits, and to remedy ambiguities, inconsistencies or omissions.

        (d) To maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Plan Administrator may decide.

        (e) To direct all payments of benefits under the Plan. The certificate of a majority of the members of the Committee, if any, that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

7.2 Delegation. In exercising its authority to control and manage the operation and administration of the Plan, the Plan Administrator may employ agents and counsel (who may also be employed by the Company) and to delegate to them such powers as the Plan Administrator deems desirable.

7.3 Information to be Furnished. The Company shall furnish the Plan Administrator such data and information as may be required. The records of the Company as to an employee's or Participant's period of employment, termination of employment and the reason therefore, leave of absence and compensation will be conclusive on all persons unless determined to be incorrect.

7.4 Plan Administrator's Decision Final. To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Plan Administrator made in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Plan Administrator shall make such adjustment on account thereof as it considers equitable and practicable.

7.5 Remuneration and Expenses. No remuneration shall be paid to the Plan Administrator (or any Committee member) as such. However, the reasonable expenses of the Plan Administrator (or a Committee member) incurred in the performance of the administration of the Plan shall be reimbursed by the Company.

7.6 Indemnification of Committee Member. The Committee and the individual members thereof shall be indemnified by the Company against any and all liabilities, losses, costs, and expenses (including fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or the members by reason of the performance of a Committee function if the Committee or such members did not act dishonestly or in willful or negligent violation of the law or regulations under which such liability, loss, cost or expense arises.

7.7 Resignation or Removal of Committee Member. A Committee member may resign at any time by giving ten (10) days advance written notice to the Company and the other Committee members. The Company may remove a Committee member by giving advance written notice to him or her, and the other Committee members.

7.8 Appointment of Successor Committee Members. The Company may fill any vacancy in the membership of the Committee and shall give prompt written notice thereof to the other Committee members. While there is a vacancy in the membership of the Committee, the remaining Committee members shall have the same powers as the full Committee until the vacancy is filled.

7.9 Interested Committee Member. A member of the Committee may not decide or determine any matter or question concerning his or her own benefits under the Plan or as to how he or she is to be paid unless such decision could be made by him or her under the Plan if he were not a member of the Committee.


ARTICLE VIII

CLAIMS PROCEDURE


8.1 Claim. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee which shall respond in writing as soon as practicable.

8.2 Denial of Claim. If the claim or request is denied, the written notice of denial shall be made within ninety (90) days of the date of receipt of such claim or request by the Committee and shall state:

        (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based.

        (b) A description of any additional material or information required and an explanation of why it is necessary.

        (c)     An explanation of the Plan's claim review procedure.

8.3 Review of Claim. Any person whose claim or request is denied or who has not received a response within ninety (90) days may request review by notice given in writing to the Committee within sixty (60) days of receiving a response or one hundred fifty (150) days from the date the claim was received by the Committee. The claim or request shall be reviewed by the Committee who may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4 Final Decision. The decision on review shall normally be made within sixty (60) days after the Committee's receipt of a request for review. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time limit shall be one hundred twenty (120) days after the Committee's receipt of a request for review. The decision shall be in writing and shall state the reasons and relevant plan provisions. All decisions on review shall be final and bind all parties concerned.


ARTICLE IX

AMENDMENTS OF THE PLAN


9.1 Board. The Board may, at any time, amend the Plan, in whole or in part, pursuant to written resolutions adopted by such Board provided, however, that no amendment shall be effective to decrease or restrict any Participant's Accrued Benefit which, at the time of the amendment, was nonforfeitable in accordance with the vesting schedule under Section
5.1 of the Plan.

ARTICLE X

PERMANENCY OF THE PLAN


10.1 Termination of Plan. The Company contemplates that the Plan shall be permanent. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, the Company reserves the right to terminate the Plan by action of the Board.

If the Plan is terminated by action of the Board, all Participants shall become fully vested in their then Accrued Benefit at which time all benefit accruals shall cease. Payment of benefits upon Plan termination shall be at the sole discretion of the Board but no later than the Benefit Commencement Date.


ARTICLE XI

MISCELLANEOUS


11.1 Captions. The captions of articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

11.2 Company Action. Except as may be specifically provided herein, any action required or permitted to be taken by the Company may be taken on behalf of the Company by any officer of the Company.

11.3 Company Records. Records of the Company as to an employee's or Participant's period of employment, termination of employment and the reason therefore, leaves of absence, reemployment and compensation will be conclusive on all persons, unless determined to be incorrect.

11.4 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and may be signed, made or presented by the proper party or parties.

11.5 Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

11.6 Governing Law. The provisions of this Plan shall be construed and interpreted according to the laws of the state of Delaware.

11.7 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or separation for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or another person's bankruptcy or insolvency.

11.8 Participant Cooperation. A Participant will cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits hereunder and such other action as may be requested by the Company.

11.9 Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.

If the Plan is terminated by action of the board of any successor company, all Participants shall become fully vested in their then
Accrued Benefit at which time all benefit accruals shall cease. Payment of benefits upon Plan termination shall be at the sole discretion of the board but no later than the Benefit Commencement Date.

11.10 Unfunded Plan. This Plan is intended to be an unfunded plan maintained primarily to provide benefits for a select group of management employees or highly compensated employees. Eligible individuals are select members of management who, by virtue of their position with the Company, are uniquely informed as to the Company's operations and have the ability to materially affect the Company's profitability and operations.

11.11 Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured interest or claim in any property or assets of the Company. The assets of the Company may be held under a grantor trust established by the Company under which the Company is the grantor trust for the benefit of Participants, their Beneficiaries, heirs, successors, or assigns. However, the Company assets may not be held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all of the Company's assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future. No Company shall have any obligation under this Plan with respect to individuals other than that Company's employees, directors or consultants.

11.12 Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

11.13 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to notice.




The Company hereby agrees to the provisions of this Plan, and, in Witness Thereof, the Company causes this Agreement to be executed on this 28th day of December, 1997.




SEABOARD CORPORATION


By:   /s/ J.E. Rodrigues